Report of Independent Registered
Public Accounting Firm

To the Shareholders and Board of
Trustees of
Federated Equity Funds

In planning and performing our audits
of the financial statements of Federated
 Capital
Appreciation Fund, Federated Mid Cap
Growth Strategies Fund, Federated Market
 Opportunity
Fund and Federated Technology
(collectively the "Funds")
(portfolios of Federated Equity
Funds) as of and for the year ended
October 31, 2007, in accordance with
the standards of the
Public Company Accounting Oversight
Board (United States), we considered
their internal
control over financial reporting,
including control activities for
safeguarding securities, as a basis
for designing our auditing procedures
for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting.
Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by

management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and the receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the
company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material
effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial
 reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a control deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal
 control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and their operation, including controls for safeguarding securities that we consider to be a material weakness as defined above as of October 31, 2007.

This report is intended solely for the
information and use of management and
the Board of
Trustees of Federated Equity Funds and
the Securities and Exchange Commission
and is not
intended to be and should not be used by anyone other than these specified parties.


/s/ KPMG LLP

Boston, Massachusetts
December 27, 2007